Exhibit 8

LIST OF SUBSIDIARIES

JURISDICTION OF
	SUBSIDIARY COMPANY		ORGANIZATION
I.	EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V.		Mexico

	A.	Cartonpack, S.A. de C.V.	Mexico

II.	DURANGO INTERNACIONAL, S.A. DE .C.V		Mexico

	A.	Durango International, Inc.	New Mexico, U.S.A.

	B.	Durango McKinley Paper Company	New Mexico, U.S.A.

III.	COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A. DE C.V.		Mexico

IV.	PONDEROSA INDUSTRIAL DE MÉXICO, S.A. DE C.V.		Mexico

V.	PORTEADORES DE DURANGO, S.A. DE C.V.		Mexico

	A.	Ecoreciclajes Omega, S.A. de C.V.	Mexico

VI.	ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V.		Mexico

VII.	GRUPO PIPSAMEX, S.A. DE C.V.		Mexico

	A.	Fábricas de Papel Tuxtepec, S.A. de C.V.	Mexico

	B.	Fábrica Mexicana de Papel, S.A. de C.V.	Mexico

	C.	Fibras de Durango, S.A. de C.V.	Mexico

	D.	Papeles Forma-Todo, S.A. de C.V.	Mexico

	E.	Fiber Management of Texas, Inc.	Texas, U.S.A.

	F.	Ectsa International, Inc.	Texas, U.S.A.

VIII.	INDUSTRIAS CENTUARO, S.A. DE C.V.		Mexico

IX.	ENVASES Y EMPAQUES DE MÉXICO, S.A. DE C.V.		Mexico